AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment dated as of September 30, 2020, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Developing Markets Fund	Invesco Emerging Markets All Cap Fund
Invesco Oppenheimer Developing Markets Fund	Invesco Developing Markets Fund
Invesco Oppenheimer Discovery Mid Cap Growth Fund	Invesco Discovery Mid Cap Growth Fund
Invesco Oppenheimer Emerging Markets Innovators Fund	Invesco Emerging Markets Innovators Fund
Invesco Oppenheimer Emerging Markets Local Debt Fund	Invesco Emerging Markets Local Debt Fund
Invesco Oppenheimer Fundamental Alternatives Fund	Invesco Fundamental Alternatives Fund
Invesco Oppenheimer Global Allocation Fund	Invesco Global Allocation Fund
Invesco Oppenheimer Global Strategic Income Fund	Invesco Global Strategic Income Fund
Invesco Oppenheimer International Bond Fund	Invesco International Bond Fund
Invesco Oppenheimer SteelPath MLP Alpha Fund	Invesco SteelPath MLP Alpha Fund
Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	Invesco SteelPath MLP Alpha Plus Fund
Invesco Oppenheimer SteelPath MLP Income Fund	Invesco SteelPath MLP Income Fund
Invesco Oppenheimer SteelPath MLP Select 40 Fund	Invesco SteelPath MLP Select 40 Fund
Invesco Oppenheimer Total Return Bond Fund	Invesco Core Bond Fund;

NOW, THEREFORE, the parties agree as follows;

1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco All Cap Market Neutral Fund
Invesco Balanced-Risk Allocation Fund
Invesco Balanced-Risk Commodity Strategy Fund
Invesco Core Bond Fund
Invesco Developing Markets Fund
Invesco Discovery Mid Cap Growth Fund
Invesco Emerging Markets All Cap Fund
Invesco Emerging Markets Innovators Fund
Invesco Emerging Markets Local Debt Fund
Invesco Emerging Markets Select Equity Fund
Invesco Endeavor Fund
Invesco Fundamental Alternatives Fund
Invesco Global Allocation Fund
Invesco Global Infrastructure Fund
Invesco Global Strategic Income Fund
Invesco Global Targeted Returns Fund
Invesco Greater China Fund
Invesco Health Care Fund
Invesco International Bond Fund
Invesco Macro Allocation Strategy Fund
Invesco Multi-Asset Income Fund

Invesco Pacific Growth Fund

Invesco Select Companies Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

Invesco U.S. Managed Volatility Fund

Invesco World Bond Factor Fund”

2. All other terms and provisions of the Contract not amended shall remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Jeffrey H. Kupor	By:	/s/ Harsh Damani
Name:	Jeffrey H. Kupor	Name:	Harsh Damani
Title:	Senior Vice President & Secretary	Title:	CFO Funds

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Doris Pittlinger /s/ Alexander Taft
Name:	Doris Pittlinger Alexander Taft
Title:	DIRECTOR

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald
Name:	Colin Fitzgerald
Title:	DIRECTOR

INVESCO ASSET MANAGEMENT (JAPAN)
LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei /s/ Pang Sin Chu
Name:	Lee Siu Mei / Pang Sin Chu
Title:	Head of Finance, GC / Director, GDS, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:	Stephen Swanson
Title:	Secretary & General Counsel